Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-133368, No. 333-138070, No. 333-141571, No. 333-148924, No. 333-156995, No. 333-164567, No. 333-171962 No. 333-179265 and No. 333-186509) and on Form S-3 (No. 333-171963) of Vanda Pharmaceuticals Inc. of our report dated February 25, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

February 25, 2013